                                                                      EXHIBIT 15



August 14, 2003

The Trustee
William Coal Seam Gas Royalty Trust

We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 133-70354) of the Williams Coal Seam Gas Royalty Trust for the registration of 3,568,791 trust units of beneficial interest of our report dated August 12, 2003 relating to the unaudited condensed interim financial statements of the Williams Coal Seam Gas Royalty Trust that are included in its Form 10-Q for the quarter ended June 30, 2003.


                                               Very truly yours,


                                               /s/ Ernst & Young LLP